Exhibit 10.1

AMENDMENT NO. 1 TO OPIOID DEFERRED CASH

PAYMENTS AGREEMENT

This AMENDMENT NO. 1 TO OPIOID DEFERRED CASH PAYMENTS AGREEMENT, dated as of June 15, 2023 (this “Amendment No. 1”), is entered into by and among MALLINCKRODT PLC, a public limited company incorporated in Ireland with registered number 522227 (the “Parent”), MALLINCKRODT LLC, a Delaware limited liability company (“MLLC”), SPECGX HOLDINGS LLC, a New York limited company (“SpecGx Holdings”), SPECGX LLC, a Delaware limited liability company (“SpecGx” and, together with the Parent, MLLC and SpecGx Holdings, the “ Primary Obligors”), and the Opioid Master Disbursement Trust II (the “Opioid Trust”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Opioid Deferred Cash Payments Agreement (as defined below).

PRELIMINARY STATEMENTS:

WHEREAS, each of the Primary Obligors and the Opioid Trust are party to that certain Opioid Deferred Cash Payments Agreement, dated as of June 16, 2022 (the “Opioid Deferred Cash Payments Agreement”). The Opioid Deferred Cash Payments Agreement, as amended by this Amendment No. 1, is referred to herein as the “Amended Opioid Deferred Cash Payments Agreement”.

WHEREAS, in accordance with Section 2.01 of the Opioid Deferred Cash Payments Agreement, the Primary Obligors are required make a $200 million payment to the Opioid Trust on June 16, 2023 (the “June 2023 Settlement Payment” and such due date being, the “June 2023 Payment Date”);

WHEREAS, the Primary Obligors have requested that the Opioid Trust consent to an amendment to the Opioid Deferred Cash Payments Agreement to extend the due date of the June 2023 Settlement Payment on the terms set forth herein;

WHEREAS, pursuant to Section 9.08(b) of the Opioid Deferred Cash Payments Agreement, the Parent, Primary Obligors and the Opioid Trust may amend, modify or supplement the Opioid Deferred Cash Payments Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.        Amendments.

(a)            Effective as of the Amendment No. 1 Effective Date and notwithstanding anything to the contrary in any Settlement Document, Section 2.01 of the Opioid Deferred Cash Payments Agreement is hereby amended to extend the date on which the June 2023 Settlement Payment shall become due and payable (the “Extended Payment”) from the June 2023 Payment Date to June 23, 2023 (the “Extended Date”). The parties agree that the Opioid Trust may, in its sole and absolute discretion and notwithstanding anything in the Opioid Deferred Cash Payments Agreement or any other Settlement Document to the contrary, further extend the due date for the Extended Payment upon written notice of the same to the Primary Obligors.

(b)            Effective as of the Amendment No. 1 Effective Date and notwithstanding anything to the contrary in any Settlement Document, Section 1.01 of the Opioid Deferred Cash Payments Agreement is hereby amended such that the definition of “Opioid Deferred Cash Payments” is amended and restated in its entirety as follows: “ “Opioid Deferred Cash Payments” shall have the meaning given to such term in the Plan of Reorganization (as in effect on the Effective Date); provided, however, that the dates and amounts of such Opioid Deferred Cash Payments shall be consistent with Section 2.01 of this Agreement, as may be amended from time to time (notwithstanding anything to the contrary in the Plan of Reorganization).”

SECTION 2.        Representations and Warranties of the Primary Obligors.

On the date hereof, each Primary Obligor hereby represents and warrants to the Opioid Trust that:

(a)            No Default or Event of Default has occurred and is continuing.

(b)            Organization; Powers. Such Primary Obligor: (1) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such status or an analogous concept applies to such an organization or in such jurisdiction); (2) has all requisite corporate or other organizational power and authority to own its property and assets and to carry on its business as now conducted; (3) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and (4) has the power and authority to execute, deliver and perform its obligations under this Amendment No. 1.

(c)            Authorization. The execution, delivery and performance by such Primary Obligor of this Amendment No. 1 has been duly authorized by all necessary corporate or other organizational action.

(d)            Governmental Approvals. No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by any Primary Obligor of this Amendment No. 1, except for: (1) such as have been made or obtained and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Settlement Documents) and (2) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

(e)            Enforceability. This Amendment No. 1 has been duly executed and delivered by each Primary Obligor and constitutes a legal, valid and binding obligation of such Primary Obligor enforceable against such Primary Obligor in accordance with its terms, subject to: (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws (including Bankruptcy Law) affecting creditors’ rights generally; (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (3) implied covenants of good faith and fair dealing.

SECTION 3.        Representations and Warranties of the Opioid Trust.

On the date hereof, the Opioid Trust hereby represents and warrants to the Primary Obligors that:

(a)            Authorization. The execution, delivery and performance by the Opioid Trust of this Amendment No. 1 has been duly authorized by all necessary corporate or other organizational action.

(b)            Enforceability. This Amendment No. 1 has been duly executed and delivered by the Opioid Trust and constitutes a legal, valid and binding obligation of the Opioid Trust enforceable against the Opioid Trust in accordance with its terms, subject to: (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws (including Bankruptcy Law) affecting creditors’ rights generally; (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (3) implied covenants of good faith and fair dealing.

SECTION 4.        Conditions to Effectiveness.

This Amendment No. 1 shall become effective upon receipt by the Opioid Trust of duly executed counterparts to this Amendment No. 1 from each Primary Obligor (the “Amendment No. 1 Effective Date”).

SECTION 5.        Payment of Fees.

On or before the Extended Date, the Primary Obligors shall pay or reimburse all reasonable and documented fees and out-of-pocket expenses of Brown Rudnick LLP and Houlihan Lokey to the extent invoiced to the Primary Obligors at least one (1) Business Day prior to the Extended Date.

SECTION 6.        Counterparts.

This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 and/or any document to be signed in connection with this Amendment No. 1 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 7.        Governing Law and Waiver of Right to Trial by Jury.

This Amendment No. 1 shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 9.07, 9.11, and 9.15 of the Opioid Deferred Cash Payments Agreement are incorporated herein by reference mutatis mutandis.

SECTION 8.        Headings.

The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9.        Reaffirmation; No Novation.

Each Primary Obligor hereby expressly acknowledges the terms of this Amendment No. 1 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in Settlement Documents to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 1 and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Subsidiary Guarantee Agreement or the Opioid Deferred Cash Payments Agreement, as applicable.

All obligations of the Primary Obligors under the Opioid Deferred Cash Payments Agreement shall remain Obligations of the Primary Obligors under the Amended Opioid Deferred Cash Payments Agreement (except as expressly set forth herein). Each of the parties hereto confirms that the amendment of the Opioid Deferred Cash Payments Agreement pursuant to this Amendment No. 1 shall not constitute a novation of the Opioid Deferred Cash Payments Agreement or any other Settlement Document. For the avoidance of doubt, this Amendment No. 1 shall also constitute a Settlement Document for all purposes under the Amended Opioid Deferred Cash Payments Agreement.

SECTION 10.        Effect of Amendment.

Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Opioid Trust under the Opioid Deferred Cash Payments Agreement or any other Settlement Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Opioid Deferred Cash Payments Agreement or any other provision of the Opioid Deferred Cash Payments Agreement or any other Settlement Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

PRIMARY OBLIGORS:

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
Name: Mark Tyndall
Title: EVP, Chief Legal Officer & Corporate Secretary

MALLINCKRODT LLC
SPECGX LLC
SPECGX HOLDINGS LLC

By:	/s/ Stephen Welch
Name: Stephen Welch
Title: EVP & Head of Specialty Generics

OPIOID MASTER DISBURSEMENT TRUST II

By:	/s/ Jennifer E. Peacock
Name: Jennifer E. Peacock
Title: Trustee

By:	/s/ Michael Atkinson
Name: Michael Atkinson
Title: Trustee

By:	/s/ Anne Ferazzi
Name: Anne Ferazzi
Title: Trustee

[Signature Page to Amendment No. 1 to Opioid Deferred Cash Payments Agreement]